SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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IMPERIALI, INC.
(Name of Registrant as Specified In Its Charter)

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IMPERIALI, INC.

222 Lakeview Avenue, Suite 160
West Palm Beach, Florida 33401

October 17, 2008

To our Shareholders:

Enclosed, please find an Information Statement providing information to you regarding the following corporate action taken by the holders of the majority of the voting power of Imperiali, Inc.:

The authorization for our Company to withdraw the Company's election to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

The action will become effective as of the filing of the Form N-54C with the Securities and Exchange Commission (the “SEC”). The majority shareholder and our Board of Directors have authorized our officers to file Form N-54C with the SEC and to execute documents and take other action as is necessary to effect the authorized action. Florida corporation law and the Company's bylaws permit holders of a majority of the voting power to take shareholder action by written consent. Accordingly, the Company will not hold a meeting of its shareholders to consider or vote upon the authorization of our Company to withdraw the Company's election to be treated as a BDC under the 1940 Act as described in this Information Statement.

The attached Information Statement describes, in more detail, the actions being taken and the circumstances surrounding this action. We encourage you to read the Information Statement carefully for further information regarding this action. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our shareholders. This Information Statement is first being mailed or furnished to shareholders on or about October 17, 2008.

This Is Not A Notice Of A Meeting Of Shareholders And No Shareholders' Meeting Will Be Held To Consider The Matters Described Herein.

This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

Very truly yours,

/s/ Daniel J. Imperato
Daniel J. Imperato,
Interim Non-Executive Chairman Emeritus

INFORMATION STATEMENT

IMPERIALI, INC.

222 Lakeview Avenue, Suite 160
West Palm Beach, Florida 33401

October 17, 2008

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about October 17, 2008 to the holders of record as of the close of business on September 29, 2008 (the “Record Date”) of the common stock of Imperiali, Inc. (“Imperiali” “we,” or “us” or the “Company”).  On September 29, 2008 one shareholder, directly and indirectly owning 26,214,298 shares of our outstanding common stock as of September 29, 2008, has consented in writing to the actions described below. Such approval and consent constitutes the approval and consent of a majority of the total combined voting power of our outstanding common stock and are sufficient under the Florida Business Corporation Act and our Articles of Incorporation and Bylaws to approve the action. Accordingly, the actions will not be submitted to the other shareholders of the Company for a vote. This Information Statement is being furnished to shareholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

The date of the Information Statement is October 17, 2008.

GENERAL

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will promptly deliver a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Imperiali, Inc.
222 Lakeview Avenue, Suite 160
West Palm Beach, Florida 33401
Telephone No.:  (561) 805-9494

Security holders may also address future requests for separate delivery of information statements and/or annual reports by contacting us at the address listed above.

The information contained in this Information Statement constitutes the only notice we will be providing shareholders with respect thereto.

NOTICE TO SHAREHOLDERS OF ACTIONS APPROVED BY CONSENTING SHAREHOLDERS

Pursuant to Section 607.0704, Florida Statutes, the following action was taken based upon the written consent of our shareholder owning a majority of the shares of our outstanding common stock, dated September 29, 2008. This action was taken in compliance with Section 2(a)(42) of the Investment Company Act of 1940, as amended (the “1940 Act”).

WITHDRAWAL OF BDC ELECTION

On September 29, 2008, the holders of a majority of the voting power of the Company's outstanding common stock determined that it was in the best interest of the Company and its shareholders to withdraw its election to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). This Information Statement is being provided to shareholders to inform them of the circumstances surrounding and the reasons for the actions being taken.

On November 14, 2006, the Company filed an election to become subject to the 1940 Act, such that it could commence conducting business as a business development company (“BDC”). The Company elected BDC status intending to generate both current income and capital appreciation to deliver superior, risk adjusted returns to investors through investment in the debt and equity securities of privately and publicly held micro-cap companies (market capitalization below $50 million) that are based in the U.S. and that offer products and services that can be successfully expanded, marketed and sold in commercially viable international markets.

Commensurate with those goals, the Company commenced its operations. In early 2007, our management and auditors had telephone discussions with the Securities and Exchange Commission (the “SEC”) concerning our serious compliance failures with respect to certain provisions of the federal securities laws and related rules, including Article 6 of Regulation S-X and Generally Accepted Accounting Principles (GAAP). In August 2007, and for a period of over a year thereafter, our company began to receive written correspondences from the SEC relating to our serious compliance failures with respect to the 1940 Act, in addition to the compliance failures described above. The SEC also sought clarification with respect to our Company’s agreement with Kaiser Himmel Corporation (See “KAISER HIMMEL CORPORATION TRANSACTION” below). After over eighteen months, our Company remained non-compliant with certain of the rules and regulations governing the business and affairs, financial status, and financial reporting items required of BDCs and reporting companies in general. Our Company's violations of the 1940 Act may cause the Company to incur certain liabilities. Such liabilities can not be estimated by management as of this time. However, such liabilities, if incurred, could have a significant impact on the Company's ability to continue as a going concern.

As a result of further communications with the SEC, our Interim Non-Executive Chairman Emeritus, Daniel J. Imperato, who is also our majority shareholder, conducted a further review of our Company’s non-compliance with several important provisions of the 1940 Act, and he determined that the Company's significant compliance and remediation costs, in terms of both time and dollars, have operated and will continue to operate as an encumbrance on the Company's resources. Accordingly, after careful consideration of the 1940 Act requirements applicable to BDCs, an evaluation of the Company's ability to operate as a going concern in an investment company regulatory environment, the cost of 1940 Act compliance needs and a thorough assessment of potential alternative business models, Mr. Imperato has determined that continuation as a BDC is not in the best interest of the Company and its shareholders at the present time. As a result, Mr. Imperato, the holder of a majority of the voting power of the Company's outstanding common stock, voted to cause the Company to file a Form N-54C with the SEC and withdraw its election to be registered as a BDC. The Form N-54C will be filed on or about November 10, 2008, which is 20 days after the date this Information Statement has been mailed or furnished to our shareholders. You should be aware that our filing of the Form N-54C does not remedy any of our previous violations of the federal securities laws and that our Company remains obligated to continue to update its financial statements and file them with the SEC. Further, as a result of our Company’s failure to have appointed a chief compliance officer, we may be deemed to have violated additional federal securities laws, which could subject our Company to additional liabilities.

Subsequent to the filing of the Form N-54C, the Company intends to pursue a business model whereby it would consolidate its subsidiaries and provide global business development consulting services (the “New Business Model”). Specifically, the Company will identify client companies and assist them with their global expansion, and provide them with business advice and management expertise related thereto. Under the New Business Model, the Company will at all times be managed and conduct its activities in such a way as to not act as an “investment company” subject to regulation under the 1940 Act. Thus, it will not hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. In addition, the Company will conduct its business in such a manner as to ensure that it will at no time own or propose to acquire investment securities having a value exceeding 40 percent of the Company's total assets at any one time.

RISKS ASSOCIATED WITH THE WITHDRAWAL OF ELECTION TO BE REGULATED AS A BDC

When our Company ceases to be a BDC, our shareholders will lose certain protections, including the following:

•	Our Company will no longer be managed as a BDC, nor will it act as a BDC, and it will no longer be subject to any of the provisions and protections set forth in the 1940 Act.

•	Our Company will no longer be subject to the requirement that it maintain a ratio of assets to senior securities of at least 200%;

•
Our Company will no longer be prohibited from protecting any director or officer against any liability to our Company or our Company's shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person's office;

•	Our Company will no longer be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect it against larceny and embezzlement;

•
Our Company will no longer be required to ensure that a majority of the directors are persons who are not “interested persons,” as that term is defined in section 56 of the 1940 Act, and certain persons that would be prevented from serving on our Company's board if it were a BDC (such as investment bankers) will be able to serve on our Company's board;

•	Our Company will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting our Company's ability to issue warrants and options;

•	Our Company will be able to change the nature of its business and fundamental investment policies without having to obtain the approval of its shareholders;

•	Our Company will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities at below net asset value;

•
Our Company will no longer be subject to the other provisions and protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated thereunder. However, our board of directors will still be subject to customary principles of fiduciary duty with respect to our Company and its shareholders. In addition, withdrawal of the Company's election to be treated as a BDC will not affect the Company's registration under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). Under the Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act.

EFFECT ON OUR FINANCIAL STATEMENTS AND TAX STATUS

The withdrawal of the Company's election to be regulated as a BDC will result in a change in its method of accounting. BDC financial statement presentation and accounting uses the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. Operating companies use either the fair-value or historical-cost methods of accounting for financial statement presentation and accounting for securities held, depending on how the investment is classified and how long the company intends to hold the investment. Changing the Company's method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company's ability to report an increase in value of its holdings as they occur. The Company believes that, in light of its limited assets, the effect of the change in method of accounting will not be material on the Company’s financial statements.

The Company does not believe that withdrawing its election to be regulated as a BDC will have any impact on its federal income tax status, because the Company never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its shareholders) as a “regular” corporation under Subchapter C of the Internal Revenue Code.

KAISER HIMMEL CORPORATION TRANSACTION

On November 19, 2007, our Company entered into an initial subscription agreement with Kaiser Himmel Corporation (“Kaiser”) whereby Kaiser agreed to purchase 10,000,000 shares of our Company’s common stock in exchange for Kaiser transferring to the Company 1.6 million shares of Sprint Nextel common stock, which Kaiser indicated was held in the name of Kaiser at Bank of America. The shares were purportedly restricted until October 2008.

Pursuant to the initial subscription agreement, (i) Kaiser agreed to provide non-cancellable instructions, along with all necessary and supporting documents related thereto, to Bank of America to directly transfer the 1.6 million shares Sprint Nextel stock to our Company’s stock account upon the expiration of the restrictions in October 2008. Such shares were valued at $23,800,120; and (ii) our Company agreed to loan Kaiser an aggregate of $380,000.00 at the current prime interest rate plus 1%, with such loan due and payable in October 2008. $150,000 was to be transferred to Kaiser upon execution of the subscription agreement, with the balance to be transferred to Kaiser within 30 days. Further, the Company agreed to deliver 10,000,000 shares of Company common stock to Kaiser.

On November 22, 2007, our Company entered into a second subscription agreement with Kaiser whereby Kaiser agreed to purchase an additional 70,000,000 shares of our Company’s common stock in exchange for Kaiser transferring to our Company 11.8 million shares of Sprint Nextel common stock, which Kaiser indicated was held in the name of Kaiser at Bank of America. These shares were also purportedly restricted until October 2008.

Pursuant to the second subscription agreement, which was scheduled to close on February 28, 2008, (i) Kaiser agreed to provide non-cancellable instructions, along with all necessary and supporting documents related thereto, to Bank of America to directly transfer the 11.8 million shares Sprint Nextel stock to our Company’s stock account upon the expiration of the restrictions in October 2008. Such shares were valued at $175,525,880; and (ii) our Company agreed to loan Kaiser an aggregate of $3,000,000 at the current prime interest rate plus 1%, and to deliver 70,000,000 shares of Company common stock to Kaiser.

Upon closing of both of these transactions Kaiser acquired 80,000,000 shares of our Company and controlled 62.5% of the Company. Eric Skys, who owned and controlled Kaiser, appointed himself as our Company’s chief executive officer.

Over the next several months, management infighting began to occur and the Company’s assets began to disappear. On or about May 15, 2008, Eric Skys was arrested by the Federal Bureau of Investigation (FBI). In late July 2008, a New York grand jury indicted Mr. Skys on charges that he tried to defraud several banks out of millions of dollars in an elaborate stock sale scheme. Mr. Skys was indicted on three counts of wire fraud and one count each of securities fraud and bank fraud. According to the U.S. attorney’s office for the Southern District of New York, Mr. Skys faces up to 110 years in prison and the greater of a $6 million fine or twice the gross gain or loss from his offense.

Authorities said Mr. Skys contacted several banks in 2007 claiming he had 13.4 million shares of Sprint Nextel stock valued at $243,076,000 and he was seeking large sums of money in exchange for ownership interest in the Sprint Nextel stock. Mr. Skys said Kaiser received the shares as compensation for computer technology services, according to the court documents. Authorities also said that Mr. Skys was trying to induce the banks to give him cash or a loan in exchange for ownership interest in the shares. Authorities also said that as part of the scheme, Mr. Skys sent the banks fabricated documents and altered e-mails that showed Kaiser possessed the shares of Sprint Nextel stock. According to court documents, an FBI investigator interviewed representatives from Sprint Nextel, who said they never entered into a multi-million stock agreement with Kaiser.

In connection with Mr. Sky’s arrest, the FBI seized all of our Company’s data center equipment in Kaiser’s possession. To date, certain Company funds provided to Kaiser have not been accounted for, and no Company equipment has been returned to the Company by the FBI. The Company’s latest audit revealed that the Company loaned approximately $750,000 to Kaiser.

On May 29, 2008, at meeting of the Company’s Board of Directors, the board approved an agreement between the Company, Kaiser and Imperiali Organization, a company owned and controlled by Daniel J. Imperato, whereby in exchange for Imperiali Organization assuming the debt owed to the Company by Kaiser, Kaiser will transfer all of its assets, including accounts receivable, causes of action, software, hardware, and work in process for all software projects, prototypes, websites, trademarks, vehicles and source code, to Imperiali Organization.

On September 1, 2008, Daniel J. Imperato, our Company’s controlling shareholder, assumed the position of director and Interim Non-Executive Chairman Emeritus of our Company, and cancelled all 80,000,000 shares of Company stock issued to Kaiser as a result of Kaiser’s inability to deliver the 13.4 million shares of Sprint Nextel stock to our Company. Additionally, Mr. Imperato is in the process of implementing a plan to revive the Company and rectify its past mistakes. Part of that plan is replacing the Company’s current board of directors and executive officers, causing the Company to file a Form N-54C with the SEC to withdraw its election to be registered as a BDC, and implementing the New Business Model.

VOTING SECURITIES

Although Shareholders are not being asked to approve or disapprove or otherwise vote on any matter discussed in this Information Statement, the following generally describes voting rights of Shareholders. As of the record date, September 29, 2008, there are 36,961,319 shares of common stock outstanding. Each share represents one vote. We are not aware of any arrangements that could result in a change of control of our Company, however, the Company intends to appoint two or three additional members to its board of directors, none of which to date have been formally nominated or chosen by the Company to become a director; and none of which who has consented to act as such.

PROPOSALS BY SECURITY HOLDERS

None

DISSENTERS' RIGHTS OF APPRAISAL

Under Florida law and our certificate of incorporation and bylaws, no shareholder has any right to dissent to the Company's withdrawal of election to be registered as a BDC under the 1940 Act, and no shareholder is entitled to appraisal of or payment for their shares of the Company's stock.

INFORMATION ON CONSENTING SHAREHOLDERS

Pursuant to our bylaws and the Florida Business Corporation Act, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described herein. As of the Record Date, we had outstanding 36,961,319 shares of common stock. Each share of common stock is entitled to one (1) vote.  Of the total potential 36,961,319 votes, more than 50%, or 24,100,493, is required to pass any shareholder resolution. The consenting majority shareholder of the Company is the owner of 26,214,298 shares of common stock representing a total of 70.92% of the total voting power as of the Record Date. Pursuant to Section 607.0704, Florida Statutes, the consenting majority shareholder voted in favor of the actions described herein in a written consent dated September 29, 2008. The consenting shareholder’s name and shares voted are as follows:

Name of Shareholder	Shares of Common Stock Voted by Consent

Daniel J. Imperato (1)	26,214,298

(1)	Of the total shares owned 6,314,298 are held by Christ Investments, a company wholly owned and controlled by Daniel J. Imperato.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the names, addresses, amount and nature of beneficial ownership and percent of such ownership of each person or group and each of our officers and directors, and officers and directors as a group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock as of September 29, 2008:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)		% of Class Owned (3)(4)

Daniel J. Imperato, Director, Interim Non-Executive Chairman Emeritus, Treasurer	26,214,298	(5)	70.92%

Richard E. Biggs, Director	10,000		*

Directors and Officers as a Group (2 Persons)	26,224,298	(5)	70.95%
____________________________
* Less than 1%.

1.	In care of our Company at 222 Lakeview Avenue, Suite 160 West Palm Beach, Florida 33401
2.
To our best knowledge, as of the date hereof, such holder has the sole voting and investment power with respect to the voting securities beneficially owned by him, unless otherwise indicated herein. Includes the holder's right to obtain additional shares of common stock within 60 days from the date hereof.

3.	Based on 36,961,319 shares of common stock outstanding.
4.
If a person listed on this table has the right to obtain additional shares of common stock within 60 days from the date hereof, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

5.
Consists of (i) 19,900,000 shares of common stock owned by Daniel J. Imperato; and (ii) 6,314,298 shares of common stock that are held by Christ Investments, a company wholly owned and controlled by Daniel J. Imperato

ELECTION OF DIRECTORS; APPOINTMENT OF OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective September 1, 2008, Mr. Daniel J. Imperato, our Company’s majority shareholder, removed the Company’s then current board of directors and named himself as Interim Non-Executive Chairman Emeritus of our Company, treasurer and as a member of our board of directors; he also named Mr. Richard E. Biggs as an additional member of our board of directors.

Both Mr. Imperato’s and Mr. Biggs’ terms as members of the board of directors will continue until the next annual shareholder’s meeting or until their successors are duly appointed.

There are no arrangements or understandings between Mr. Imperato and any other persons pursuant to which he was appointed the Company’s Interim Non-Executive Chairman Emeritus and as a member of the Company’s board of directors. There is no family relationship between Mr. Imperato and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

There are no arrangements or understandings between Mr. Biggs and any other persons pursuant to which he was appointed as a member of the Company’s board of directors. There is no family relationship between Mr. Biggs and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

The board of directors has no specific committees of the board of directors at this time.

Except as otherwise disclosed herein, our Company has not entered into any material plan, contract or arrangement with either Mr. Imperato or Mr. Biggs in which they participate and in connection with which they would receive compensation or any grant or award.

For the past 20 years, Mr. Imperato, age 50, has been a self employed business man and business investor in emerging companies; and during the past five years he has worked with our company in various capacities on an on-and-off basis.

Since July 2005, Mr. Biggs, age 60, has served as the controller of Advanced Photonix, Inc., a leading supplier of opto-electronic solutions and Terahertz sensors and instrumentation to global OEM customers. From 1996 to June 2005, Mr. Biggs served as Director of Finance at Saturn Electronics and Engineering, Inc., a leading global supplier of a wide range of components, modules, and sub-systems to OEM customers.

Other than as described in the section entitled “KAISER HIMMEL CORPORATION TRANSACTION,” the Company has not entered into any transactions with Mr. Imperato that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

The Company has not entered into any transactions with Mr. Biggs that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

INTERESTS OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED ON

Except in their capacity as shareholders (which interest does not differ to that of the common shareholders), to the best of our knowledge, none of the Company's officers, directors, or any of their respective affiliates has any interest in the withdrawal of the Company's election to be regulated as a BDC and no director is opposed to the matters described herein.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

SIGNATURE

            Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

/s/ Daniel J. Imperato
Daniel J. Imperato,
Interim Non-Executive Chairman Emeritus
October 17, 2008